Exhibit 10.62

FIRST AMENDMENT TO

VICE CHAIRMAN AGREEMENT

FIRST AMENDMENT, dated as of May 19, 2005 (the “First Amendment”) to the Vice Chairman Agreement (the “Agreement”) dated as of April 25, 2001, between NICHOLAS L. RIBIS (“Ribis”) and COLONY RIH ACQUISITIONS, INC., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the parties desire to amend Section 2.01 of the Agreement as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this First Amendment have the meanings ascribed to them in the Agreement.

2. Amendment. Section 2.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.01 Subject to and effective upon consummation of the RIH Acquisition, the Company hereby engages Ribis, and Ribis hereby agrees to provide services to the Company for the period commencing on the date of consummation of the RIH Acquisition (the “Effective Date”) and terminating on June 1, 2006 (as the same may be extended as set forth below, the “Term”), unless extended by mutual written agreement of the parties; provided, that the period of employment shall automatically be extended for successive one (1) year periods if neither party has provided six (6) months prior written notice to the other of its intention to have this Agreement lapse at the expiration of the Term; and provided further, that the Term shall be subject to earlier termination in accordance with Articles III, IV and V below.”

3. Governing Law. This Agreement shall be construed and governed by the laws of the State of New York, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

4. Full Force and Effect of Agreement. Except as specifically amended herein, all other provisions of the Agreement shall remain in full force and effect in accordance with its terms. All references in the Agreement to “this Agreement” shall be deemed to refer to the Agreement as amended by this First Amendment.

5. Counterparts. This Amendment may be executed in counterparts (including by facsimile), each of which shall be deemed an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

RESORTS INTERNATIONAL HOTEL AND CASINO, INC. (f/k/a Colony RIH Acquisitions, Inc.)

By:	/s/ Thomas J. Barrack, Jr.
Name:	Thomas J. Barrack, Jr.
Title:	Chairman of the Board

/s/ Nicholas L. Ribis
Nicholas L. Ribis